Exhibit 3.20
LIMITED LIABILITY COMPANY AGREEMENT
OF
U.S. UNITED INLAND SERVICES, LLC
          This Limited Liability Company Agreement (this “Agreement”) of U.S. United Inland Services, LLC, a Delaware limited liability company (the “Company”), has been executed as of November 29, 2007, by United Barge Line, LLC, as the sole member of the Company (the “Managing Member”). The Managing Member and any other Members admitted from time to time in accordance with the terms hereof are individually referred to herein as a “Member” and collectively referred to herein as the “Members”.
WITNESSETH:
          WHEREAS, on November 29, 2007, the Managing Member formed the Company as a limited liability company under the Delaware Limited Liability Company Act (the “Act”) by the filing of the Certificate of Formation of the Company with the with the Secretary of State of the State of Delaware on such date; and
          WHEREAS, the Managing Member wishes to set forth, among other things, how the business and affairs of the Company shall be managed.
          NOW, THEREFORE, the undersigned hereby agrees as follows:
          1. Formation and Name. The undersigned does hereby form a limited liability company under the Act. The name of the limited liability company is U.S. United Inland Services, LLC. The business of the Company may be conducted under any other name deemed necessary or desirable by the Managing Member in order to comply with local law. The undersigned resolves that the rights and liabilities of the Company shall be as provided in the Act for members except as provided herein. The Managing Member confirms that Mary Keogh is an “authorized person” within the meaning of Section 18-201 of the Act.
          2. Business. The Company is formed for the object and purpose of, and the Company’s business is, to engage in any and all lawful acts and activities for which limited liability companies may be organized under the Act and to engage in any and all activities necessary or incidental to the foregoing.
          3. Principal Place of Business. The principal office of the Company shall be located at 702 N. Franklin Street, Tampa, Florida 33602, or such other place as the Managing Member may designate from time to time.
          4. Duration. The Company shall continue in existence perpetually unless the Company is dissolved and its affairs wound up in accordance with the Act or this Agreement. The Managing Member may terminate this Agreement and dissolve the Company at any time.

          5. Members. Unless other members are admitted pursuant to the terms hereof, the Managing Member shall be the only member of the Company.
          6. Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member and the Managing Member may make all decisions and take all actions for the Company as in its sole discretion it deems necessary or appropriate to carry out the purposes for which the Company is being formed under this Agreement and to further the interests of the Company and its Members.
          7. Capital Contributions. Capital contributions shall be made in cash or in other assets as may be agreed by the Managing Member.
          8. Allocations of Profits and Losses/Distributions. All profits and losses of the Company shall be allocated to the Managing Member. All distributions by the Company shall be allocated in the same proportion as profits and losses.
          9. Tax Status. It is intended that the Company shall be treated as a partnership for federal, state, and local income tax purposes, and the Managing Member shall take all action necessary to qualify for and receive such tax treatment.
          10. New Members/Transfers. New members of the Company may be admitted only with the written consent of the Managing Member. In the event of such admission, this Agreement shall be amended and/or restated, as determined by the Managing Member, in its sole discretion.
          11. Limited Liability of Members. The Members, including the Managing Member, shall not be liable for any debts, obligations or liabilities of the Company.
          12. Certificates.
               (a) Certificates. The Company shall issue one or more certificates in the name of each member certifying that the member named therein is a member on the books and records of the Company. Upon the transfer of a membership interest in the Company, the Company shall issue a replacement certificate according to procedures that the Managing Member may establish. Such certificates shall be a “security” within the meaning of Article 8 of the Uniform Commercial Code of Delaware and shall be governed by Article 8 of the Uniform Commercial Code of Delaware.
               (b) Form of Certificate. The certificate shall be in any form approved by the Managing Member or any officer of the Company executing the same, the execution and delivery thereof to be conclusive evidence of the approval thereof. The certificate shall be executed by the Managing Member or by at least one officer of the Company. Any certificate may, but shall not be required, to include a form of assignment of membership interest.
               (c) Lost, Stolen or Destroyed Certificates. The Company shall issue a new certificate in place of any certificate previously issued if the registered owner of the certificate:
                    (i) makes proof, in form and substance satisfactory to the Company, that a previously issued certificate has been lost, destroyed or stolen;
                    (ii) requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and
                    (iii) satisfies any other reasonable requirements imposed by the Member.
               (d) Registered Owner. The Company shall be entitled to treat the record holders of any interest as the member and holder of such membership interest and shall not be bound to recognize any equitable or other claim to or interest in such interest on the part of any other person, whether or not the Company shall have actual or other notice hereof, except (i) as otherwise provided by law and (ii) the interests of any pledge or other secured party (or agent therefor).
          13. Liquidation and Dissolution. Except as otherwise provided in this Section 13, the Company shall continue in perpetuity. The Company shall be dissolved and its affairs wound up upon the first to occur of (i) the written consent of the Managing Member; or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
          14. Winding up Affairs and Distribution of Assets.
               (a) Upon a winding up of the Company, the Managing Member shall be the liquidating Member (the “Liquidating Member”) and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to the Members in accordance with Section 8 hereof; or (2)

distributing the Company assets to the Members in kind in accordance with Section 8 hereof (after adequate provision for all liabilities and expenses shall have been made).
               (b) If the Company shall employ method (1) as set forth in Section 14(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member) and at the expiration of such period as the Liquidating Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members; and (v) fifth, to the Members in accordance with Section 8.
               (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members. Any bid made by a Member or Members for all or any portion of the assets shall be made, if at all, within thirty (30) days after the Liquidating Member or any other Member shall have requested such bids. A copy of each bid shall be delivered by the Liquidating Member to each Member. Unless otherwise agreed by all Members, no Member shall be entitled to raise its bid after submission thereof, whether in response to a bid received by the Company from any other Member or third party, or otherwise.
          15. Amendments. The Managing Member may amend this Agreement at any time by written instrument signed it and filed with the books and records of the Company. Pending any replacement or amendment of this Agreement, it is intended that the provisions of the Act be controlling as to any matters not set forth in this Agreement.
          16. Miscellaneous.
               (a) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
               (b) Captions. All captions used in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.

               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.
               (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and assigns.
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          IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the date first above written.

U.S. UNITED BARGE LINE, LLC
By:	United Maritime Group, LLC,
its Managing Member

By:	/s/ Sal Litrico
	Name:	Sal Litrico
	Title:	President

(Signature Page to the Limited Liability Company Agreement of U.S. United Inland Services, LLC)